EXHIBIT 32.01



                CERTIFICATIONS PURSUANT TO SECTION 1350
           OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE



In connection with the Quarterly Report of General Employment Enterprises, Inc. (the ?Company?) on Form 10-QSB for the quarter ended December 31, 2006 filed with the Securities and Exchange Commission (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

      (1)	The Report fully complies with the requirements of section
      13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2)	The information contained in the Report fairly presents, in
      all material respects, the financial condition and results of the operations of the Company.



Date:  February 5, 2007                    By:  /s/ Herbert F. Imhoff, Jr.
			                         Herbert F. Imhoff, Jr.
			                         Chairman of the Board, Chief
			                         Executive Officer and President
			                         (Chief executive officer)


Date:  February 5, 2007                    By:  /s/ Kent M. Yauch
			                         Kent M. Yauch
			                         Vice President, Chief Financial
			                         Officer and Treasurer
			                         (Chief financial officer)